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                                                                   EXHIBIT 10.20

                               AMENDMENT NO. 1 TO
                         EXECUTIVE SEVERANCE AGREEMENT

   AMENDMENT, dated as of January 11, 1994 (this "Amendment"), to the Executive Severance Agreement dated September 16, 1991 (the "Severance Agreement"), between Scotsman Group, Inc., a Delaware corporation (the "Company"), and Richard C. Osborne (the "Employee").

   WHEREAS, Scotsman Industries, Inc., a Delaware corporation and the sole shareholder of the Company ("Scotsman Industries"), has entered into (i) an Agreement and Plan of Merger dated as of January 11, 1994 (the "Delfield Merger Agreement") among Scotsman Industries, Scotsman Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Scotsman Industries ("Sub"), DFC Holding Corporation, a Delaware corporation ("Holding"), The Delfield Company, a Delaware corporation, and certain other parties thereto, and (ii) a Share Acquisition Agreement dated as of January 11, 1994 (the "Whitlenge Share Acquisition Agreement") among Scotsman Industries, Whitlenge Acquisition Limited, a private company limited by shares registered in England ("WAL"), Whitlenge Drink Equipment Limited, a private company limited by shares registered in England, and certain other parties thereto;

   WHEREAS, (i) the Delfield Merger Agreement provides for, among other things, the delivery by Sub to the stockholders of Holding of shares of Common Stock, together with associated Rights, of Scotsman Industries, shares of Series A $0.62 Cumulative Convertible Preferred Stock of Scotsman Industries and shares of Series B Cumulative Preferred Stock of Scotsman Industries ("Series B Preferred Stock") and (ii) the Delfield Merger Agreement and the Whitlenge Share Acquisition Agreement provide for, among other things, the issuance to the Stockholders of Holding and the Shareholders of WAL of up to an additional 667,000 shares of Common Stock, together with associated Rights, of Scotsman Industries, and of additional shares of Series B Preferred Stock, in each case on the terms and subject to the conditions set forth therein;

   WHEREAS, the Company and the Employee desire to amend the Severance Agreement as set forth in this Amendment.

   NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Severance Agreement, the parties hereto hereby agree as follows:
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   Section 1.  Subsection (c) of Section 1 of the Severance Agreement is hereby amended by adding the following paragraphs at the end of such subsection (c):

     "Notwithstanding the provisions of this Section 1(c), a "Change in Control" shall not occur as a result of (i) the acquisition of beneficial ownership of securities of the Company by the Delfield/Whitlenge Group (as such term is hereinafter defined) pursuant to the Delfield Merger Agreement (as such term is hereinafter defined) or the Whitlenge Share Acquisition Agreement (as such term is hereinafter defined) or (ii) approval by the stockholders of the Company of the issuances of such securities pursuant to the Delfield Merger Agreement and the Whitlege Share Acquisition Agreement.

     For purposes of this Section 1(c), (i) "Delfield Merger Agreement" shall mean the Agreement and Plan of Merger dated as of January 11, 1994 among the Company, Scotsman Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, DFC Holding Corporation, a Delaware corporation, The Delfield Company, a Delaware corporation, and certain other parties thereto, (ii) "Whitlenge Share Acquisition Agreement" shall mean the Share Acquisition Agreement dated as of January 11, 1994 among the Company, Whitlenge Acquisition Limited, a private company limited by shares registered in England, Whitlenge Drink Equipment Limited, a private company limited by shares registered in England, and certain other parties thereto and (iii) "Delfield/Whitlenge Group" shall mean any group comprised of New Scotsman Stockholders (as defined in the Delfield Merger Agreement), Continental Bank N.A. and the persons listed on Schedule 3.3(b) to the Delfield Merger Agreement as beneficially owning shares of Common Stock of the Company, acting or agreeing to act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of Common Stock of the Company."

   Section 2. Notwithstanding anything to the contrary set forth herein, in the event that either or both of the Delfield Merger Agreement or the Whitlenge Share Acquisition Agreement is terminated, this Amendment shall thereupon terminate and be of no further force or effect.

   Section 3. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such

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counterparts shall together constitute but one and the same instrument.

   Section 4. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Severance Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.


   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

                                            SCOTSMAN GROUP, INC.



                                            By: /s/   Donald D. Holmes
                                                Name: Donald D. Holmes
                                                Title: Vice President-Finance



                                             /s/ Richard C. Osborne
                                                 Richard C. Osborne





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